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                       TRIDEX CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                    QUARTER ENDED                   SIX MONTHS ENDED
                                                                    -------------                   ----------------
                                                              JUNE 29,          JULY 1,         JUNE 29,          JULY 1,
                                                                1996             1995             1996             1995
                                                                ----             ----             ----             ----
PRIMARY:
   EARNINGS:
     Net income                                              $      807       $      313       $    1,603       $    1,524
                                                             ==========       ==========       ==========       ==========

   SHARES:
   Average common shares outstanding                          3,841,537        3,679,788        3,822,831        3,679,255
   Dilutive effect of outstanding options and warrants
     as determined by the treasury stock method                 240,322          203,601          187,140          207,920
                                                             ----------       ----------       ----------       ----------
                                                              4,081,859        3,883,389        4,009,971        3,887,175
                                                             ==========       ==========       ==========       ==========

   EARNINGS PER COMMON AND
     COMMON EQUIVALENT SHARE:
   Primary                                                   $     0.20       $     0.08       $     0.40       $     0.39
                                                             ==========       ==========       ==========       ==========




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